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                         AGREEMENT FOR SALE AND PURCHASE



         This agreement is made this 20th day of May, 1999 between Tech Squared, Inc., a Minnesota corporation, Seller, and Conjecture Silver Mines, Inc., an Idaho corporation, Buyer.

         Seller is the owner of One Thousand (1,000) shares, being all of the outstanding shares, of the capital stock of Tabor Resources, Ltd, (Tabor) a Minnesota corporation.

         Buyer desires to acquire, and Seller desires to sell, Seller's shares of stock in Tabor pursuant to the terms of this agreement.

         Now, therefore, in consideration of the mutual benefits to the parties of the covenants set forth herein, the parties agree as follows:

1. Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase and receive from Seller One Thousand (1,000) shares, being all of the outstanding shares, of the capital stock of Tabor.

2. The price to be paid to Seller by Buyer for the shares of Tabor is $50,000, payable as follows: Buyer will, upon execution of this Agreement, transfer to Seller 16,000 shares of the capital stock of LSI Communications, Inc. (LSI), a Nevada corporation ("LSI Shares"). Buyer agrees that unless Seller is able, within 90 days from acquiring the shares of LSI, to sell the shares for at least $50,000, Buyer will pay Seller the difference between the amount Seller is able to obtain from the sale of the LSI Shares and $50,000 ("shortfall"). Seller may commence selling all or a portion of the LSI Shares at any time after the closing of this agreement. Any shortfall will be paid by Buyer in a single cash payment, due within 15 days after being notified by Seller of a shortfall in the sale price of the shares. Seller can make such notice upon the earlier of the time all the LSI Shares have been sold or within 90 days from acquiring the LSI Shares. By his signature of this Agreement as Guarantor, Bill Campbell, one of the shareholders of Buyer, guarantees Buyer's obligation stated in this paragraph.

Buyer represents and warrants that there are no stock transfer restrictions on the LSI Shares in LSI's books and records, that the LSI shares (I) are validly authorized, validly issued, fully paid and nonassessable, (ii) have not been issued and are not owned or held in violation of any preemptive right of stock holders, (iii) are free and clear of all liens, security interests, pledges, charges, encumbrances, stock holders agreements and voting trusts, (iv) are not restricted securities as defined in Rule 144 adopted under the Securities Act of 1933 and will not be restricted upon closing, and (v) are freely transferable upon closing.

Upon transfer to Seller of the LSI shares, Seller will transfer the Tabor shares to Buyer.

3. The parties recognize and agree that the outstanding capital shares of Tabor, hereby transferred from Seller to Buyer, represent ownership of all of the assets and liabilities of Tabor, including mining property interests in Madison County, and Lewis and Clark and Jefferson

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Counties, Montana. The mining property interests, particularly those in Lewis and Clark and Jefferson Counties, represent a liability or potential liability for clean-up or remediation costs and natural resource damages. Aside from this representation, Seller makes no representations or warranties as to the assets of Tabor and no representations or indemnity as to the liabilities of Tabor. Seller warrants only that it has the full right to sell and transfer the shares of Tabor held in its name. Buyer expressly assumes any and all liabilities of Tabor. Buyer hereby agrees to indemnify Seller against any claims hereafter asserted by third parties arising in any manner out of actions, failures to act, or property ownership of Tabor, before or after this sale and purchase.

4. Seller shall, on execution of this agreement, deliver to Buyer the resignations of the officers, directors and agent for service of process, of Tabor. Buyer agrees to elect new directors, appoint new officers and designate an agent for service of process, and to make the required filings to place of record the names of the new officers, directors and agent in the jurisdictions in which Tabor is registered.

5. This agreement may be signed in counterpart.

Tech Squared, Inc.


By/s/ Chuck Reese
  ---------------------------
  Chuck Reese, President





Conjecture Silver Mines, Inc.


By/s/ Bill Campbell
  ---------------------------
  Bill Campbell, President

/s/ Bill Campbell
-------------------------
Bill Campbell, Guarantor